Exhibit 10.24

FORM OF IRREVOCABLE PROXY AND POWER OF ATTORNEY (this “Proxy”), dated as of [●], 2017 but effective as of the Effective Time (as defined below), and made and granted by the party listed on Schedule A hereto (the “Stockholder”).

WHEREAS, PlayAGS, Inc., a Delaware corporation (the “Company”), intends to effect a recapitalization by (i) reclassifying its existing non-voting common stock, par value $0.01 per share (the “Existing Non-Voting Stock”), as a new class of voting common stock, par value $0.01 per share (the “New Voting Stock”), and (ii) cancelling its existing voting common stock, par value $0.01 per share (the “Existing Voting Stock”) (collectively, the “Reclassification”);

WHEREAS, AP Gaming VoteCo, LLC, a Delaware limited liability company (“VoteCo”), is the sole holder of all of the outstanding shares of the Existing Voting Stock (and, for the avoidance of doubt, the Existing Voting Stock is the Company’s only outstanding class of voting stock) and therefore holds sole voting control of the Company;

WHEREAS, the Stockholder owns the number of shares of Existing Non-Voting Stock set forth opposite its name on Schedule A hereto;

WHEREAS, to effect the Reclassification, the Company intends to amend and restate its articles of incorporation, as heretofore amended to date, by filing Amended and Restated Articles of Incorporation (the “Amended Charter”) with the Nevada Secretary of State;

WHEREAS, the Amended Charter will become effective immediately upon its filing with the Nevada Secretary of State or upon such later time (not later than 90 days after the filing time) specified in the Amended Charter (the “Effective Time”);

WHEREAS, automatically upon the Effective Time, the Existing Non-Voting Stock will be reclassified as New Voting Stock, and the Stockholder will own the number of shares of New Voting Stock set forth opposite its name on Schedule A hereto (the “Subject Shares”); and

WHEREAS, in connection with the Reclassification, and in compliance with gaming regulatory requirements, the Stockholder desires, effective as of the Effective Time, to vest voting and dispositive control in VoteCo with respect to matters relating to the Company and the Subject Shares by granting this Proxy as set forth below.

Section 1.    Representations and Warranties of Each Stockholder. The Stockholder represents and warrants to VoteCo with respect to itself as follows:

(a)    Authority; Execution and Delivery; Enforceability. The Stockholder has requisite power and authority to execute and deliver this Proxy. The execution and delivery of this Proxy and the grant hereunder have been duly and validly authorized by the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize the grant contemplated by this Proxy. This Proxy has been duly and validly executed and delivered by the Stockholder and constitutes the valid and binding proxy of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.

(b)    No Conflicts. Neither the execution and delivery by the Stockholder of this Proxy nor the compliance by the Stockholder with the terms and conditions hereof will violate, result in a breach of, or constitute a default under its organizational documents, or violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Stockholder is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.

(c)    The Subject Shares. After giving effect to the Reclassification (i) the Stockholder will be the beneficial and sole record owner of the Subject Shares set forth opposite its name on Schedule A; (ii) the Stockholder will have the sole right to vote such Subject Shares, except as contemplated by this Proxy; and (iii) none of such Subject Shares will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Proxy.

Section 2.    Irrevocable Proxy and Power of Attorney.

(a)    Subject to Sections 2(b)-(d) below, upon the Effective Time, the Stockholder hereby irrevocably constitutes and appoints VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to (i) vote all of the Subject Shares at any meeting (and any adjournment or postponement thereof) of the Company’s stockholders and in connection with any written consent of the Company’s stockholders and (ii) direct and effect the sale, transfer or other disposition of all or any part of the Subject Shares, if, as and when so determined in the sole discretion of VoteCo.

(b)    The proxy and power of attorney granted herein shall be irrevocable during the Term (as defined below), shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke all prior proxies granted by the Stockholder (if any) with respect to the Subject Shares. The Stockholder shall not grant to any entity or other person any proxy which conflicts with the proxy granted herein, and any attempt to do so shall be void.

(c)    VoteCo may exercise the proxy granted herein with respect to the Subject Shares only during the Term, and during the Term VoteCo shall have the right to vote the Subject Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with the provisions of Section 2(a) above. Unless expressly requested by VoteCo in writing, the Stockholder shall not vote all or any portion of the Subject Shares at any such meeting or in connection with any such written consent of stockholders. During the Term, the vote, written consent or other action by VoteCo shall control in any conflict between a vote of or written consent or other action with respect to the Subject Shares by VoteCo and a vote of or written consent or other action by the Stockholder with respect to the Subject Shares.

(d)    All or a portion of the Subject Shares, as the case may be, shall be released from the proxy created in this Proxy upon the sale, transfer or other disposition by VoteCo (including pursuant to the consummation of a public offering) of such Subject Shares (a “Release Event”). Such release of Subject Shares hereunder shall occur automatically, without any requirement for any further act by the Stockholder or VoteCo or the delivery of any certificate to memorialize the same.

Section 3.    Covenants of the Stockholder. The Stockholder covenants and agrees during the Term as follows:

(a)    The Stockholder hereby agrees, while this Proxy is in effect with respect to any Subject Shares, and except as contemplated by this Proxy, (i) not to enter into any voting agreements, whether by proxy, voting agreement or other voting arrangement with respect to such Subject Shares, and (ii) not to take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect, in each case, that would have the effect of preventing the Stockholder from performing its obligations under this Proxy.

(b)    The Stockholder shall not (i) sell, transfer, pledge or otherwise dispose of or encumber any of its Subject Shares, any beneficial ownership thereof or any other interest therein, and (ii) enter into any contract, arrangement or understanding with any entity or other person that violates or conflicts with, or would reasonably be expected to violate or conflict with, the Stockholder’s obligations under this Section 3(b).

Section 4.    Term and Termination. The term of this Proxy, including the proxy granted pursuant to Section 2 hereof and the Stockholder’s covenants and agreements contained herein with respect to the Subject Shares, shall commence at the Effective Time and shall terminate automatically with respect to any Subject Share as and when, and to the extent, that such Subject Share is subject to a Release Event (the “Term”).

Section 5.    No Liability. Neither VoteCo (nor any of its affiliates), nor any direct or indirect former, current or future partner, member, stockholder, director, manager, officer or agent of VoteCo or any of its affiliates, or any direct or indirect former, current or future partner, member, stockholder, employee, director, manager, officer or agent of any of the foregoing (each, an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Stockholder, any or all of the members thereof, or their respective successors or assigns by reason of any act or omission related to the possession or exercise of this Proxy, and the Stockholder shall indemnify, defend and hold harmless each Indemnified Person in respect of the same. The Stockholder acknowledges and agrees that no duty is owed to the Stockholder by VoteCo (or any or all of the other Indemnified Persons) in connection with or as a result of the granting of this Proxy or by reason of any act or omission related to the possession or the exercise thereof, and, to the extent any duty shall nonetheless be deemed or found to exist, the Stockholder hereby expressly and knowingly irrevocably waives, to the fullest extent permitted by applicable law, any and all such duty or duties, regardless of type or source.

Section 6.    General Provisions.

(a)    Assignment. This Proxy shall not be assignable by the Stockholder.

(b)    No Ownership Interest. Except as expressly set forth in this Proxy, nothing contained in this Proxy shall be deemed to vest in VoteCo any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.

(c)    Severability. If any provision of this Proxy would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Proxy or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    Governing Law. This Proxy shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws.

* * * * *

IN WITNESS WHEREOF, the Stockholder has duly executed this Proxy as of the date first written above.

APOLLO GAMING HOLDINGS, L.P.

By:	Apollo Gaming Holdings GP, LLC its General Partner

By:
Name: David Sambur
Title: Chief Executive Officer, President, Treasurer and Secretary

[Signature Page to Irrevocable Proxy]

SCHEDULE A

Stockholder	Existing Non-Voting Stock	Subject Shares	Address
Apollo Gaming Holdings, L.P.	14,931,529	[●]	c/o Apollo Management VIII, L.P. 9 West 57th Street 43rd Floor New York, NY 10019